Exhibit 23.1



                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-4 of Iroquois Gas Transmission System, L.P. of our report dated February 11, 2000 relating to the financial statements and financial statement schedules of Iroquois Gas Transmission System, L.P., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Financial Information" and "Selected Historical Financial Information" in such Registration Statement.







/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

Hartford, CT
July 28, 2000